SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2009

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement

License Agreement Amendment

On September 2, 2009, Achillion Pharmaceuticals, Inc. (“Achillion” or the “Company”) and Gilead Sciences, Inc. (“Gilead”) entered into Amendment No. 3 (the “Amendment”) to their Research Collaboration and License Agreement, dated November 24, 2004 (the “License Agreement”) under which Achillion and Gilead agreed to jointly develop compounds for use in treating hepatitis C infection which inhibit viral replication through a specified novel mechanism of action called NS4A antagonism.

Under the License Agreement, the Company and Gilead have been working together to develop one or more compounds for use in treating hepatitis C infection until proof-of-concept in one compound, as defined, is achieved. The current lead compound from the collaboration, ACH-1095, also known as GS 9525, is currently in late-stage preclinical assessment.

At a meeting of the collaboration’s joint research committee in May 2009, the Company and Gilead arrived at different opinions on the appropriate further progression of ACH-1095 based on respective scientific assessments of the therapeutic index for ACH-1095 from various preclinical studies. Gilead indicated that it does not intend to initiate clinical development of ACH-1095, while Achillion believes that the compound should be advanced. At that time, the parties agreed in principle to modify their License Agreement to allow for advancement of ACH-1095 by Achillion, subject to certain opt-in rights of Gilead.

The Amendment modifies certain provisions of the License Agreement to provide for the further development of ACH-1095 by Achillion during an “Interim Period,” while Gilead retains rights to join Achillion in ACH-1095 development at certain future points through clinical proof-of-concept, as defined. The Amendment defines the rights of Achillion with respect to ACH-1095 during the Interim Period, and describes the activities that Achillion will undertake in ACH-1095 development during the Interim Period. Achillion will bear all costs associated with ACH-1095 development. If Gilead elects to regain rights to ACH-1095, Gilead shall reimburse Achillion for all such ACH-1095 development costs, and all original milestone and royalty payments described in the License Agreement will again apply to ACH-1095. Gilead is under no obligation to exercise any rights with respect to ACH-1095. If Gilead elects not to exercise its rights to ACH-1095 within forty-five (45) days after proof-of-concept, Achillion shall gain all rights to ACH-1095 and Gilead will then have the right to designate a new lead compound.

Regardless of Gilead’s election to exercise its rights with respect to ACH-1095, during the Interim Period the parties retain their rights to compounds which were identified under the collaboration prior to the effective date of the Amendment. The terms of the original License Agreement, including milestone, royalty and cost-sharing provisions, shall apply to the development of such other compounds. New lead compounds under the collaboration can be identified by mutual agreement of the parties.

As part of the Amendment, the notification period associated with Gilead’s right to terminate the License Agreement was reduced from 120 days to 30 days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2009

ACHILLION PHARMACEUTICALS, INC.

By:	/s/ Mary Kay Fenton
Mary Kay Fenton
Chief Financial Officer